SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE OF 1934

Date of Report (Date of Earliest Event Reported): February 13, 2004

TELEVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-11552 (Commission File No.)	94-2383795 (I.R.S. Employer Identification No.)

2345 Harris Way, San Jose, California 95131
(Address of Principal Executive Office) (Zip Code)

Registrant's Telephone Number, Including Area Code: (480) 954-8333

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

    The Company has not yet filed its annual report on Form 10-K for the fiscal year ended October 31, 2003. Shortly before the end of our most recent fiscal year, the Company's former accountants informed us that they did not register with the Public Company Accounting Oversight Board and would no longer be permitted to perform audits of public companies and were therefore unable to continue as the Company's independent auditors. At that time, the Company began an intensive search for a new independent accounting firm with the expertise and experience necessary to provide the quality auditing services required by a public company. As previously disclosed in our current report on Form 8-K, filed January 5, 2003, the Company appointed Burr, Pilger and Mayer ("BPM") as its new independent accountants to audit the Company's financial statements for the fiscal year ended October 31, 2003.

    Preparation of the financial statements required for the Company's annual report on Form 10-K for the fiscal year ended October 31, 2003 has required BPM to review the financial statements for the fiscal years ended October 31, 2001 and 2002. Due to the complex nature of reviewing multiple years' financial statements in an environment where the Company has transitioned to a new auditing firm, we have determined that more time is necessary to complete the substantial amount of accounting work necessary to audit the current and prior periods and prepare the consolidated financial statements for the fiscal year ended 2003. The Company and BPM are working diligently to complete the audit of our financial statements and prepare the information necessary to file our annual report on Form 10-K for the fiscal year ended October 31, 2003. We are filing this current report on Form 8-K as an update to our Form 12b-25 as filed on January 29, 2003.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(a)	Financial Statements - Not Applicable

(b)	Pro Forma Financial Information - Not Applicable

(c)	Exhibit- Not Applicable

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEVIDEO, INC.

	By:	/s/ K. Philip Hwang

K. Philip Hwang Chairman of the Board and Chief Executive Officer

Date: February 13, 2004